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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)           |__|



                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


New York                                               13-5160382
(State of incorporation                                (I.R.S. employer
if not a U.S. national bank)                           identification no.)


48 Wall Street, New York, N.Y.                         10286
(Address of principal executive offices)               (Zip code)


                             ----------------------



                                 DEERE & COMPANY
               (Exact name of obligor as specified in its charter)


Delaware                                               36-2382580
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification no.)

John Deere Road
Moline, Illinois                                       61265-8098
(Address of principal executive offices)               (Zip code)

                             ______________________

                          Subordinated Debt Securities
                       (Title of the indenture securities)


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

1.   General information.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

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                           Name                                        Address
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     Superintendent of Banks of the State of      2 Rector Street, New York,
     New York                                     N.Y.  10006, and Albany, N.Y.
                                                  12203

     Federal Reserve Bank of New York             33 Liberty Plaza, New York,
                                                  N.Y.  10045

     Federal Deposit Insurance Corporation        Washington, D.C.  20549

     New York Clearing House Association          New York, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.  (See Note on page 3.)

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

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     6.   The consent of the Trustee required by Section 321(b) of the Act.
          (Exhibit 6 to Form T-1 filed with Registration Statement No.
          33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                      NOTE


     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

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                                    SIGNATURE


     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 13th day of June, 1994.


                                        THE BANK OF NEW YORK



                                        By:  /s/ Robert F. McIntyre
                                            ------------------------------------
                                             Name:  Robert F. McIntyre
                                             Title: Assistant Vice President

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                                                                       EXHIBIT 7



                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                     of 48 Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
               a member of the Federal Reserve System, at the close of business March 31, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                     Dollar Amounts
               ASSETS                                  in Thousands
               Cash and balances due from depos-
                 itory institutions:
                 Noninterest-bearing balances and
                 currency and coin ..................   $ 2,984,207
                 Interest-bearing balances ..........       652,882
               Securities:
                 Held-to-maturity securities ........     1,554,924
                 Available-for-sale securities ......     2,323,498
               Federal funds sold in domestic
                 offices of the bank ................       861,621
               Loans and lease financing
                 receivables:
                 Loans and leases, net of unearned
                   income .................25,419,340
                 LESS: Allowance for loan and
                   lease losses ..............736,749
                 LESS: Allocated transfer risk
                  reserve .....................29,510
                 Loans and leases, net of unearned
                   income, allowance, and reserve        24,653,081
               Assets held in trading accounts ......     2,269,729
               Premises and fixed assets (including
                 capitalized leases) ................       649,048
               Other real estate owned ..............        63,724
               Investments in unconsolidated
                 subsidiaries and associated
                 companies ..........................       166,985
               Customers' liability to this bank on
                 acceptances outstanding ............     1,068,405
               Intangible assets ....................        83,775
               Other assets .........................     1,519,064
                                                        -----------
               Total assets .........................   $38,850,943
                                                        -----------

               LIABILITIES
               Deposits:
                 In domestic offices ................   $19,552,324
                 Noninterest-bearing .......7,628,562
                 Interest-bearing .........11,923,762
                 In foreign offices, Edge and
                 Agreement subsidiaries, and IBFs ...     9,092,181
                 Noninterest-bearing ..........58,771
                 Interest-bearing ..........9,033,410
               Federal funds purchased and secu-
                 rities sold under agreements to re-
                 purchase in domestic offices of
                 the bank and of its Edge and
                 Agreement subsidiaries, and in
                 IBFs:
                 Federal funds purchased ............     1,459,117
                 Securities sold under agreements
                   to repurchase ....................        95,459
               Demand notes issued to the U.S.
                 Treasury ...........................       289,163
               Trading liabilities ..................       968,864
               Other borrowed money:
                 With original maturity of one year
                   or less ..........................       896,720
                 With original maturity of more than
                   one year .........................        33,969
               Bank's liability on acceptances exe-
                 cuted and outstanding ..............     1,069,639
               Subordinated notes and debentures ....     1,064,780
               Other liabilities ....................     1,368,384
                                                        -----------
               Total liabilities ....................    35,890,600
                                                        -----------
               EQUITY CAPITAL
               Perpetual preferred stock and related
                 surplus ...........................         75,000
               Common stock ........................        942,284
               Surplus .............................        525,666
               Undivided profits and capital
                 reserves ..........................      1,429,219
               Net unrealized holding gains
                 (losses) on available-for-sale
                 securities ........................     (    6,246)
               Cumulative foreign currency transla-
                 tion adjustments ..................     (    5,580)
                                                        -----------
               Total equity capital ................      2,960,343
                                                        -----------
               Total liabilities, limited-life pre-
                 ferred stock, and equity capital ..    $38,850,943
                                                        -----------
                                                        -----------

                    I, Robert E. Keilman, Senior Vice President and
               Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                    Robert E. Keilman

               We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


                    Alan R. Griffith    )
                    Thomas A. Renyi     )     Directors
                    J. Carter Bacot     )

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